Exhibit 3.6

FLORIDA DEPARTMENT OF STATE Division of Corporations June 8, 2022 CORPORATE ACCESS, INC. Re: Document Number P06000140411 The Articles of Amendment to the Articles of Incorporation of VESTIAGE, INC., a Florida corporation, were filed on June 7, 2022. Should you have any questions regarding this matter, please telephone {850) 245 - 6050, the Amendment Filing Section. Querida R Silas Regulatory Specialist II Division of Corporations Letter Number: 222A00012803 www.sunbiz.org Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314

Articles of Amendment to Articles of Incorporation of Vestiage, Inc. Name of Cor oration as currentl filed with the Florid P06000140411 (Document Number of Corporation (if known) Pursuant to the provisions of section 607. I006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles oflncorporation: A. If amending name, enter the new name of the corporation: The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc, " or "Co". A professional corporation name must contain the word "chartered, " "professional association, " or the abbreviation "P.A. " B. Enter new principal office address, if applicable: (Principal office address MUST BE A STREET ADDRESS) C. Enter new mailing address, if applicable: · (Mailing address MAY BE A POST OFFICE BOX) D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address: Name of New Registered Agent (Florida street address) New Registered Office Address: Florida (Zip Code) (City) New Registered Agent's Signature, if changing Registered Agent: I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position. Signature of New Registered Agent, if changing Check if applicable D The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

Change Add 1) Remove Change Add 2) Remove Change Add 3) Remove Change Add 4) Remove Change Add 5) Remove Change Add 6) Remove _,. If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added: (Attach additional sheets, if necessary) Please note the officer/director title by the first letter of the office title: P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD. Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, Vas Remove, and Sally Smith, SV as an Add. Example: X Change PT John Doe y XRemove _x Add Type of Action (Check One) Mike Jones Sally Smith Title Name

E . If amending or adding additional Articles, enter change(s) here : (Attach additional sheets, if necessary) . (Be specific) Article IV, cancellation of the following Preferred Series of Stock . - There are currently no shares issued or outstanding . Series A Preferred Stock Series B Preferred Stock Series C Preferred Stock See attached amendment F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate NIA)

,.. VESTIAGE, INC. ARTICLE IV shall be amended by adding at the end thereof the following : "Effective at the close of business on June 6 , 2022 the Corporation is hereby authorized to cancel the following Preferred Shares : 50,000 shares of Series Preferred A Stock 100,000 shares of Series Preferred B Stock 10,000,000 shares of Series Preferred C Stock ARTICLE IV shall be amended by adding at the end thereof the following: "Effective at the close of business on June 6, 2022 the Corporation hereby fixes and determines the designation of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the number of shares and the rights, preferences, privileges and restrictions relating to the Preferred Shares shall be cancelled. There are no shares issued and outstanding. All other aspects of Article IV shall remain unchanged. IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to the Articles of Incorporation to be signed by Rhonda Keaveney, its Chief Executive Officer, this 6 th day of June 2022 . Rhonda Keaveney Chief Executive Officer

The date of each amendment(s) adoption: , if other than the date this document was signed. Effective date if applicable: (no more than 90 days after amendment file date) Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records. Adoption of Amendment(s) (CHECK ONE) ii The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required. Ƒ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval. D The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s): "The number of votes cast for the amendment(s) was/were sufficient for approval by --------------------------- " (voting group) June 6, 2022 Dated --- µ - --- 1 - -- R - - ,, - -- F - ' ' Signature (By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary) Rhonda Keaveney (Typed or printed name of person signing) CEO (Title of person signing)